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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of BancWest Corporation (formerly First Hawaiian, Inc.), to be filed on or about April 14, 1999, of our report dated January 20, 1998 relating to the financial statements of BancWest Corporation (old BancWest), which appears as Exhibit 99.1 of Form 8-K/A dated November 1, 1998. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

                                              /s/ PRICEWATERHOUSECOOPERS LLP

Honolulu, Hawaii
April 14, 1999